EXHIBIT 23.1

The Board of Directors and Shareholders of
Ryder System, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our report dated February 2, 2000, relating to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Ryder System,
Inc.:

     Form S-3:

         o Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

         o Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

         o Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

         o Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.


     Form S-8:

         o Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

         o Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

         o Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

         o Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

         o Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

The Board of Directors and Shareholders
Ryder System, Inc.
Page 2


         o Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

         o Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

         o Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

         o Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

         o Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

         o Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

         o Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

         o Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

         o Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

/s/ KPMG LLP

Miami, Florida
March 13, 2000